Exhibit 99.8

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, $0.00001 par value of CEA Industries Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

YZILabs Management Ltd.

By:	/s/ Ling Zhang
Ling Zhang, Authorized Signatory
Date:	11/26/2025

Changpeng Zhao

By:	/s/ Changpeng Zhao
Changpeng Zhao
Date:	11/26/2025